EXHIBIT 10

                TECHNOLOGY LICENSE AGREEMENT

       This Agreement is entered into as of March 28, 2001 (the "Effective Date") by and between ATR Technology, LLC, a limited liability company of the state of Nevada and having its principal place of business at 29 East 31st Street, New York, New York ("ATR") and Sarcor Management, S.A. a British Virgin Islands (BVI) corporation having its principal place of business at Tudor House, Llanvanor Road, London, England NW22AQ("Sarcor").

       WHEREAS, Sarcor is in the business of developing, using, and licensing others to use and is the owner of, or has the relevant licenses to use, certain human resource compiler based search recognition software and hardware ("Sarcor Technology"); and

       WHEREAS, ATR is in the business of technology, consulting, and recruitment solutions and personnel and services ("ATR Products"); and

       WHEREAS,   ATR   desires  to   license   the   Sarcor
Technology for use in conjunction with the ATR Products;

       NOW THEREFORE, for good and valuable consideration and on the promises and premises set forth below, the parties agree as follows:

1.       DEFINITIONS.

       1.1      CONFIDENTIAL INFORMATION:

       a. SARCOR CONFIDENTIAL INFORMATION: Confidential and/or proprietary information relating to the Search Technology, research, development, products, processes, trade secrets, business plans, customers, finances, and personnel data related to the business of Sarcor. Sarcor Confidential Information does not include any information (i) which ATR knew before Sarcor disclosed it to ATR; (ii) which has become publicly known through no wrongful act of ATR; (iii) which ATR developed


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               independently,  as evidenced  by  appropriate
               documentation; (iv) which is disclosed to ATR by a third party without restriction of confidentiality; or (v) the disclosure of which is required by law.

       b. ATR CONFIDENTIAL INFORMATION: Confidential and/or proprietary information relating to the research, development, products, processes, trade secrets, business plans, customers, finances, and personnel data related to the business of ATR. ATR Confidential Information does not include any information (i) which Sarcor knew before ATR disclosed it to Sarcor; (ii) which has become publicly known through no wrongful act of Sarcor; (iii) which Sarcor developed independently, as evidenced by appropriate documentation; (iv) which is disclosed to Sarcor by a third party without restriction of confidentiality; or (v) the disclosure of which is required by law.

       1.2 DERIVATIVES: Any or all translation (including translation into other human or computer languages), portation, modification, correction, addition, extension, upgrade, update, enhancement, revision, new version, improvement, compilation, abridgement, or other form in which the Intellectual Property Rights may be recast, transformed, or adapted, including any products, systems or other items which provide comparable or enhanced functionality whether or not specifically based on or derived from such Intellectual Property
Rights.


       1.3 SARCOR DOCUMENTATION: Any and all manuals, user guides, product specifications and other documentation, owned by or licensed to Sarcor, relating or referring to the Sarcor Technology.

       1.4 SARCOR RIGHTS: Any and all Intellectual Property Rights and Derivatives, of Sarcor in and to the Sarcor
Copyrights, Sarcor Documentation, Sarcor Marks, Sarcor Patents, Sarcor Technology and/or the Project Work Product.


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     1.5  SARCOR  TECHNOLOGY:  Sarcor's  proprietary  search
recognition software as set forth in Exhibits A and B hereto including, but not limited to, all English and foreign language, all commercial and non-commercial, and all present
and   future  versions  thereof,  and  all  required  and/or
relevant Sarcor Documentation, Intellectual Property  Rights
and   other  proprietary  rights  therein,  and  Derivatives
thereof   that   is  required  and/or  relevant   to   ATR's
development of current and future versions of ATR Products.


     1.6        FIELDS   OF  USE  (FOU):  ALL  MARKETS   AND
INDUSTRIES, AS FOLLOWS:

         The license contained herein is an EXCLUSIVE FIELDS OF USE for a period of ten (10) years and is non-cancelable. This license grants ATR the exclusive worldwide rights to the technology and the further rights to sublicense on a non-exclusive basis.



     1.7 INTELLECTUAL PROPERTY RIGHTS: Any and all proprietary, common law, and/or statutory intellectual property rights, including but not limited to, patentable materials and patent rights, copyrightable materials and copyrights, moral rights, trade secret rights, trademark rights, service mark rights, and/or any and all other proprietary rights, including all Derivatives.

     1.8 ATR CLIENT: An end user customer of ATR in the FOU and Territory.

     1.9    ATR   DISTRIBUTOR:   Authorized   third    party
distributors licensed by ATR to distribute the ATR Products to ATR Clients.

     1.10 ATR PRODUCTS: Any and all search recognition products and services that use, integrate, or contain search recognition capabilities, made, distributed, and/or sold by ATR to one or more professional user market segments.


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     1.11  ATR  RIGHTS: Any and all Confidential Information
and  Intellectual Property Rights of ATR in and to  the  ATR
Products, exclusive of the Sarcor
Rights.


                             -2-


     1.12  COMPILER  ENGINE:  The component  of  the  Sarcor
Technology that is the core search recognition engine.

                 1.13 TERRITORY:

       a. EXCLUSIVE FOU: North America (United States and its
               Territories and Canada) in American English

       b.        EXCLUSIVE FOU: Worldwide


2.     GRANT BY SARCOR.

       Subject to the terms and conditions set forth in this Agreement, SARCOR hereby grants to ATR during the Term and in the Territory, and ATR hereby accepts:

       a. EXCLUSIVE LICENSE - An exclusive, non-transferable, non-cancelable (except as provided in Section 13.1) license to use the Sarcor Technology in the Exclusive FOU. During the term of this Agreement, Sarcor will not use, or authorize, license or permit any person other than ATR to use the Sarcor Technology to develop or offer any language models or other products or services in the Exclusive FOU.



       b. END-USER LICENSE - A non-exclusive, non-transferable license to market and grant End User licenses


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of   the  Sarcor  Distributable  Technology,  provided   ATR
presents or causes to be presented to each End User an End User License Agreement containing substantially the same terms and conditions as contained in the License Agreement shown in Exhibit C hereto.

               Upon Sarcor's request, ATR shall provide a copy of ATR's standard End User License Agreement. ATR agrees to comply with all reporting and record keeping requirements set forth herein.

       c. DISTRIBUTOR LICENSE - The right to appoint ATR Distributors to market and grant sub licenses of the Sarcor Distributable Technology under terms of this Agreement. ATR shall ensure hat each ATR Distributor executes a written agreement with ATR binding Distributors to provisions substantially similar to those contained in the pertinent sections of this Agreement. ATR agrees to comply with all reporting and record keeping requirements set forth herein.

3.  LIMITATIONS  ON  ATR. The foregoing license  grants  are
expressly  conditioned  upon  ATR's  compliance   with   the
following requirements:

       3.1 ATR acknowledges that the Sarcor Rights and Sarcor Confidential Information are proprietary to Sarcor and/or its licensor(s) and that Sarcor and/or its licensor
(s) retains all right, title, and interest therein and thereto, including without limitation all Intellectual Property Rights therein and therefor, and that ATR has no rights therein other than as set forth in this Agreement.

       3.2 Other than as expressly set forth in this Agreement, ATR agrees not to:

       a.         reproduce,   sublicense,   distribute   or
dispose of the Sarcor Rights;

       b. alter, create derivative works of, edit, modify, or revise the Sarcor Rights;


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       c.         reverse  engineer,  reverse  compile,   or
disassemble the Sarcor Rights, in whole or in part, except as expressly permitted by this Agreement or pursuant to applicable law.

       3.3 On all copies of the Sarcor Rights made by ATR pursuant to this Agreement, ATR agrees that it shall (i) not remove any copyright notices, trademarks, or other proprietary legends contained therein or thereon, as provided by Sarcor, and (ii) include any copyright notices, trademarks, or other proprietary legends contained within the Sarcor Technology, as provided by Sarcor.

       3.4 ATR warrants and represents that it does not intend to, nor will, directly or indirectly, export or transmit the Sarcor Technology, in whole or in part, or any Sarcor Confidential Information or technical data relating thereto, to any country to which such export or transmission is restricted by any applicable U.S. regulation or statute, without prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or other such governmental entity as may have jurisdiction over such export or transmission.

       Use, duplication, or disclosure by the United States Government of the Sarcor Technology is subject to restrictions as set forth in The Rights in Technical Data and Computer Software clause at
DFARS 252.227-7013 or of the Commercial Computer Software - Restricted Rights clause at 48 C.F.R. 52.227-19 as applicable.

       3.6 ATR agrees not to in any way misrepresent, or to mislead (especially with respect to prospective customers, journalists, or market analysts, etc.) about ATR's relationship with SARCOR, ATR's duties as specified in this Agreement, the features of Sarcor's products including any technical specifications, expected benefits of use, and the origin of Sarcor's products. In particular, ATR shall not represent itself as an exclusive agent or exclusive distributor of Sarcor's products, except as indicated in this Agreement. ATR shall not represent itself as the developer or manufacturer of Sarcor's products, or as SARCOR itself.


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       3.7  Prior to the first commercial shipment from  ATR
to any End User, of an ATR Product incorporating the Compiler Engine, ATR must submit a finished version of such ATR Product, along with the accompanying documentation, to SARCOR for testing to insure satisfactory operation and receive from SARCOR a written notice of approval. SARCOR shall examine and test a finished version of each ATR Product that incorporates the Compiler Engine, and provide such notice of approval or a statement of defects as quickly as possible but no later than 30-days from receipt. ATR shall not be required to correct any such defects other than those defects that are such as to cause material harm to Sarcor if included in the software distributed by ATR ("Major Defects"). In the event Sarcor does not give a statement identifying such Major Defects within such 30-day period, the software shall be deemed approved for all purposes hereof. In the event SARCOR notifies ATR in writing of Major Defects, ATR must correct such Major Defects and return  a  newly  finished version of the  ATR  Product  for
retesting,  and  SARCOR  shall  within  30  days   of   such
redelivery provide ATR with written notice of approval or  a
statement  of  Major  Defects.  Sarcor's  acceptance  of   a
finished version of ATR Product shall not be unreasonably withheld, and approval shall be deemed to have been given if in any case Sarcor does not deliver notice of Major Defects within 30 days following delivery of a version of the software. The above procedure may, at Sarcor's option, be repeated until a final version of each ATR Product is approved.

4.0      OBLIGATIONS OF THE PARTIES.

       4.1       SARCOR OBLIGATIONS. During the Term of this
Agreement, Sarcor agrees to:


      a. Provide relevant Sarcor Technology to ATR in accordance with the terms and conditions of this Agreement;

      b. Provide ATR Key Personnel with access to the relevant Sarcor Technology, including participation in Sarcor's first beta testing of relevant Sarcor Technology,


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       whether or not such testing is made available to other
       Sarcor licensees;

      c. Provide sufficient and appropriate training to ATR personnel to enable ATR to understand the developing Sarcor Technology.
      d. Provide upgrades on the software on as needed basis, but not less than three times during the term of this license.


       4.2       ATR  OBLIGATIONS. During the Term  of  this
Agreement ATR agrees to:

       a. Provide Sarcor with appropriate marketing and promotional assistance in the FOU in the manner and methods to be mutually agreed between the parties in writing.

5.0      CONFIDENTIALITY.

       a. Each party agrees not to disclose any Confidential Information of the other party and to maintain such Confidential Information in strictest confidence, to take all reasonable precautions to prevent its unauthorized dissemination and to refrain from sharing any or all of the information with any third party for any reason whatsoever except as required by court order, both during and after the termination of this Agreement. Without limiting the scope of this duty, each party agrees to limit its internal distribution of the Confidential Information of the other party only on a "need to know" basis and solely in connection with the performance of this Agreement, and to take steps to ensure that the dissemination is so limited.

       b.         Each   party  agrees  not   to   use   the
Confidential Information of the other party for its own benefit or for the benefit of anyone other than the providing party, or other than in accordance with the terms and conditions of this Agreement.


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       c.        All  ATR  Confidential Information  remains
the property of ATR and all Sarcor Confidential Information remains the property of Sarcor, and other than as expressly provided by this Agreement.

       d. Upon written request of the providing party, or upon the expiration or other termination of this Agreement for any reason whatsoever, the receiving party agrees to return to the providing party all such provided Confidential Information, including but not limited to all copies thereof.


       f.         The  provisions  of  this  Section   shall
survive   the  expiration  or  other  termination  of   this
Agreement.

6.0       OWNERSHIP, INTELLECTUAL PROPERTY RIGHTS, AND  NON-
DISCLOSURE.

       6.1      SARCOR RIGHTS:

      a. SARCOR shall retain all rights, title and interest (including all intellectual property rights) of the Sarcor Technology and Sarcor Documentation and any derivative works of the Sarcor Documentation, and any copies thereof.


       b. ATR shall not alter or remove any copyright, trade secret, patent, proprietary and/or other legal notices contained on or in copies of the Sarcor Technology and Sarcor Documentation. ATR shall reproduce and include any SARCOR trademark, copyright, trade secret or proprietary information notices and other legends on every copy, in whole or in part, of the Sarcor Technology in any form. ATR shall not decompile, disassemble or otherwise reverse engineer the Sarcor Technology, except as SARCOR is required to allow ATR to do under applicable law.


       c. ATR shall render to SARCOR commercially reasonable assistance in connection with Sarcor's enforcement of its rights in and to the Sarcor Technology and Sarcor Documentation, including without limitation using


/9/


efforts to prevent End Users from copying or using the Sarcor Technology and Sarcor Documentation outside the scope of this Agreement, or the End User License Agreement.

       d. Certain data or portions thereof, which may be supplied by Sarcor relating to the Sarcor Technology, are confidential and proprietary to Sarcor and will be so marked. ATR shall abide its obligations under Section 5.0 as applicable to such data.

       6.2 ATR: ATR is, and as to Sarcor, shall be, the owner of all worldwide right, title and interest, including any and all Intellectual Property Rights, in and to the ATR
Confidential Information and the ATR Rights.

7.0      TERM.

       The   license  granted  under  this  Agreement  shall
commence on the
Effective  Date  set  forth  above  and  terminate  at   the
expiration of ten years from such effective date. The license is non-cancelable by either party.





8.0      PAYMENTS.

       8.1 Upon the execution of this license ATR shall cause to be issued 3,500,000 shares of stock of the parent of ATR Technology, ATR Search Corporation ("ATR Corp.") All shares to be duly authorized, validly issued, fully paid and non-assessable. During the Term of this Agreement, ATR shall make monthly payments to Sarcor aggregating $1,976,400.00USD, payable monthly pursuant to the attached Schedule C.

The license fees and all other amounts payable pursuant to this Agreement are exclusive of all federal, state, local, municipal or other excise, sales, use, property or similar taxes and fees, now in force or enacted in the future, and all such taxes and fees shall be paid by ATR. ATR shall


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obtain and provide to SARCOR any certificate of exemption or similar document required to exempt any transaction under this Agreement from sales tax, use tax or other tax liability.
    8.2  Purchase Option.
         a. Upon the completion of the ten (10) year lease, ATR shall have the right, at its sole option, to acquire all right, title and interest to the Sarcor technology and software for a cash payment of $1,000.00, provided that ATR has paid all outstanding license fees and has not materially breached the license and is not currently in default of any provisions contained therein.
         b. During the first three (3) years of the License
            Agreement, ATR shall possess the right, at its sole option to acquire the software and technology for $1,150,000.

9.0      SARCOR REPRESENTATIONS AND WARRANTIES.

       Sarcor represents and warrants to ATR, during the Term and in the Territory, as follows:


       a. OWNERSHIP. Sarcor is the owner, or has the right to enter into this Agreement on behalf of the owner, of all worldwide right, title and interest in and to any and all Sarcor Confidential Information and the Sarcor Rights. Sarcor will obtain in writing, prior to delivery to ATR of any Sarcor Confidential Information or Sarcor Rights, any and worldwide assignments, licenses, permissions, or other consents of all third party Intellectual Property Rights and/or other third party proprietary rights as are or shall be necessary to enable Sarcor to fulfill its obligations to ATR hereunder, and to enable ATR to utilize the Sarcor Rights for their intended purpose. Sarcor shall immediately notify ATR in writing of any limitations on use required by the proprietor of such third party materials, and Sarcor shall not agree to any such demands or requirements without the prior written approval of ATR.


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       b.        NON-INFRINGEMENT. To the best  of  Sarcor's
knowledge the Sarcor Rights do not infringe any existing patent, copyright, trademark, service mark, trade name, trade secret, patent, or other Intellectual Property Right of any third person, firm, corporation or other entity.

     c.         NO   BUGS.  Sarcor  agrees  that  prior   to
submission to ATR, the Sarcor Rights in the form of prerecorded media will be tested by Sarcor and confirmed to the best of Sarcor's knowledge, to be free of any known viruses and/or known bugs.

       d. NO ENCUMBRANCES. To the best of Sarcor's knowledge, the Sarcor Rights shall be free and clear of any and all encumbrances and/or liens of any nature whatsoever, other than those identified by Sarcor pursuant to this Agreement, and other than non-exclusive licenses granted by Sarcor to others to use the Sarcor Rights.

       e. NO CONFLICTS. To the best of Sarcor's knowledge, Sarcor's performance of this Agreement does not conflict with any other Agreement to which Sarcor is bound and, while performing this Agreement, Sarcor will not knowingly enter into any other Agreement in conflict with this Agreement or which would impair the ability of Sarcor to perform this Agreement.

       f.         YEAR   2000  COMPLIANCE.  Sarcor  warrants
and/or represents to ATR as follows:

               SARCOR warrants that the Sarcor Technology, as provided by SARCOR, is capable of processing, recording, storing and presenting data containing four-digit years in substantially the same manner and with substantially the same functionality as it performed before January 1, 2000. However, SARCOR assumes no responsibilities or obligations to cause third-party products or services to function with the Sarcor Technology. In addition, SARCOR will not be in


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any  breach  of this warranty for any failure of the  Sarcor
Technology to correctly create or process date-related data if such failure results form the inability of any software, hardware, or systems of a customer or any third party either to correctly create or process such date-related data or to create or process such date-related data in a manner consistent with the method in which the Sarcor Technology creates or process date-related data. In the event of a breach of this warranty, SARCOR shall use its commercially reasonable efforts to correct or provide a work around for reproducible errors that cause breach of this warranty, or if SARCOR is unable to make the Sarcor Technology operate as warranted herein within a reasonable period of time, the customer shall be entitled to recover the fees paid for the license of the Sarcor Technology.

10.0     INDEMNIFICATION.

          10.1 BY SARCOR. SARCOR will defend ATR against a claim that an ATR Product supplied hereunder infringes a U.S. patent or copyright, or other proprietary right of a third party, and SARCOR will indemnify ATR and hold it harmless from and against any loss, liability and any costs, expenses and reasonable attorneys' fees finally awarded. ATR shall prompt notify SARCOR in writing of the claim, and
SARCOR shall have sole control of the defense and all related settlement negotiations, and ATR shall provide SARCOR complete information concerning the claim but any failure to provide prompt notice or information shall not impair ATR's rights to indemnification hereunder except to the extent that such failure has materially prejudiced or materially delayed SARCOR in defense of its claim. SARCOR shall have the right to assume the defense of any claim against ATR in connection with such violation or infringement. After notice from SARCOR to ATR of election to assume the defense thereof, SARCOR will not be liable to ATR for any legal or other expenses subsequently incurred by ATR in connection with the defense thereof other than reasonable costs of investigation, unless incurred at the written request of SARCOR, in which event such legal or other expenses shall be borne by SARCOR. ATR shall, however, have the right to participate in the defense and settlement of


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such claim being defended by Sarcor through separate counsel at ATR's expense. ATR shall not be subject to any liability or restriction under any settlement entered into by SARCOR without ATR's prior written approval.

       a. SARCOR shall have no obligation to ATR under this Section if any claimed infringement is based upon: (i) use of any Sarcor Technology delivered hereunder in connection or in combination with equipment, software or devices not supplied by SARCOR;
               (ii) ATR's use of a Sarcor Technology in the practicing of any process or in a manner for which the Sarcor Technology was not designed; or (iii) Sarcor's compliance with ATR's designs, specifications or instructions. ATR shall indemnify and hold SARCOR harmless from and against any loss, cost or expense suffered or incurred in connection with any suit, claim or proceeding brought against SARCOR so far as it is based on a claim that the manufacture or sale of any Sarcor Technology delivered hereunder which has been either (1) modified, altered or combined with any product, software, or device not supplied by SARCOR or (2) modified by SARCOR in accordance with ATR's designs, specifications or instructions, constitutes such an infringement because of any such modification, alteration or combination.



The   foregoing   states  Sarcor's  entire   liability   for
infringement by Sarcor Technology furnished under this Agreement

       b. EXCEPT AS STATED ABOVE, SARCOR DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SARCOR TECHNOLOGY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SARCOR SHALL IN NO EVENT SHALL SARCOR BE LIABLE FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, PROFITS OR USE OF EQUIPMENT, OR FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE SARCOR TECHNOLOGY.


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       c.        IT  IS  ALSO UNDERSTOOD BY BOTH PARTIES  TO
THIS AGREEMENT THAT SEARCH RECOGNITION IS INHERENTLY A STATISTICAL PROCESS; THAT SEARCH RECOGNITION ERRORS ARE INHERENT IN THE PROCESS OF SEARCH RECOGNITION; THAT SEARCH RECOGNITION APPLICATIONS AND USAGE MUST BE DESIGNED TO ALLOW FOR SUCH ERRORS IN THE SPEECH RECOGNITION PROCESS; AND THAT
IT   IS  ATR'S  RESPONSIBILITY  THAT  ALL  ITS  SUBLICENSEES
UNDERSTAND THAT SUCH ERRORS ARE INEVITABLE AND THAT IT IS THE RESPONSIBILITY OF THE APPLICATION DEVELOPER TO PROVIDE FOR HANDLING SUCH ERRORS AND OF THE USER TO MONITOR THE SEARCH RECOGNITION PROCESS AND CORRECT ANY ERRORS. SARCOR SHALL IN NO EVENT BE LIABLE FOR ANYDIRECT OR INDIRECT DAMAGES, INCLUDING PERSONAL INJURY, RESULTING FROM ERRORS IN THE RECOGNITION PROCESS.

       10.2 BY ATR. ATR agrees to indemnify and hold harmless Sarcor, its officers, agents, and employees from and against all liability, loss, cost, damages, claims or expenses (including reasonable attorneys fees) arising out of any claims or suits, whatever their nature and however arising, which may be brought or made against Sarcor by reason or arising from (i) any material breach this Agreement by ATR or (ii) any allegation of third party intellectual property right(s) infringement or unfair competition, where such claim or suit is based upon the combination, operation, modification, or use of the Sarcor Rights, if such claim of infringement would have been avoided but for such combination, operation, modification, or use. ATR shall have sole control over the selection of counsel and the defense of any claim or any settlement thereof, at ATR's expense. Sarcor shall provide ATR with its reasonable assistance in the defense of such claim, at the expense of ATR. In no event may ATR enter into any third party settlement agreements which would in any manner whatsoever affect the right of, or bind, Sarcor in any manner to said third party, without the prior written consent of Sarcor.

       10.3 NOTIFICATION. The party seeking indemnification under this Section shall immediately notify the other party, in writing, of any claim or proceeding brought against it for which it seeks indemnification hereunder.


/15/


IN  NO  EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER  FOR
ANY  INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL  DAMAGES
OF  ANY  NATURE  WHATSOEVER, EVEN IF  SUCH  PARTY  HAS  BEEN
ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

       10.4 INSURANCE. Each party will carry appropriate and sufficient policies of insurance, which must comply with all statutory regulations in the state (or country) where this Agreement is being performed, which shall be in effect at least as early as the Effective Date of this Agreement and which shall remain in force and provide coverage throughout the Territory until the effective date of Termination. Each party shall be solely responsible for the payment of all deductibles on its own policies. Such policies of insurance shall include, but are not limited to, the following: (i) Workers' Compensation and State Disability, including Employers' Liability, (ii) Comprehensive General Liability, (iii) Umbrella Liability, and (iv) Auto Liability. Prior to the Effective Date of this Agreement, each party will deliver to the other a certificate of insurance or other documentary proof that each party has obtained the required insurance policies pursuant to this Agreement.

       10.5 The provisions of this Section shall survive the expiration or other termination of this Agreement.

11.0     TERMINATION.

       11.1 FOR CAUSE: Without prejudice to any rights which it may have under this Agreement or in law, equity, or otherwise:

       a. Either party shall have the right to terminate this Agreement if the other party defaults in the performance of any of its obligations or breaches any term, provision, warranty, or representation under this Agreement ("Defaults"). Upon the occurrence of any of the foregoing Defaults, the non-Defaulting party shall give notice of termination of this Agreement in writing to the Defaulting party, who shall have Thirty (30) days from the date of notice in which to correct any Default, or if not wholly


/16/


curable within said thirty days, to use its best efforts to commence any and all steps reasonably necessary to cure such Default. If the Defaulting party fails to correct the
Default or to commence any and all steps reasonably necessary to cure such Default within the notice period, this Agreement shall terminate on the last day of such notice period unless otherwise agreed to in writing signed by both parties.

       b. This Agreement shall terminate automatically and without further notice to the other party in the event that ATR shall make any unauthorized assignment for the benefit of creditors, file any petition under the bankruptcy or insolvency laws of any jurisdiction, have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent.


       11.2      EFFECT OF TERMINATION FOR DEFAULT OF EITHER
PARTY.

       Upon expiration or termination of this Agreement for the Default of either party, or for any reason (including expiration under Section 7.0) other than the insolvency, bankruptcy, reorganization of Sarcor or its authorized successors or assigns, or the termination, cessation, or inability or failure to maintain the Sarcor Technology or that portion of the business associated with the Sarcor Technology during the Term of the Agreement, by Sarcor or its authorized successors or assigns:

       a. ATR shall, within five (5) business days thereof, return or, at Sarcor's option, destroy all whole or partial copies of the Sarcor Rights in ATR's possession, custody or control, and certify to Sarcor in writing within five (5) business days thereafter that it has complied with the foregoing obligation;

       b. Each party shall return all copies of Confidential Information disclosed by the other party, which remain in its possession or under its control;


/17/


       c. Termination shall not affect the rights of ATR Clients and ATR Distributors to continue to use the Sarcor Technology acquired from ATR in accordance with the terms of this Agreement;


       d. Termination shall not affect ATR's obligation to pay to Sarcor all amounts due pursuant to the license as of the effective date of Termination and shall not affect Sarcor's obligation to refund to ATR any amounts paid by ATR attributable to any period of time after the effective date of termination; and,

       e. Except in the case of termination of this Agreement for the Default of ATR, ATR shall have the continued right to exercise the rights and licenses granted in Section 2 in connection with the Sarcor Technology as in existence as of the date of expiration or termination (and not including any subsequent improvements or Derivatives thereof), subject to the continued payment of license fees under Section 8.0 with respect to any distribution of the Compiler Engine, if any, by ATR after such expiration or termination, and provided that ATR's rights under Section 2.a shall no longer be exclusive.

       11.3        EFFECT   OF   TERMINATION   FOR    SARCOR
INSOLVENCY, ETC.

       In addition to requirements and dispositions set forth in preceding paragraph 11.2, upon termination of this Agreement for the (i) insolvency, bankruptcy, reorganization of Sarcor or its authorized successors or assigns, (ii) insolvency, bankruptcy, reorganization of Sarcor or its authorized successors or assigns, including the transfer (by cash, credit, or stock purchase) of all or a majority of either Sarcor's total assets or that portion of Sarcor's business attributable to the Sarcor Technology to a third party, or (iii) the termination, cessation, or inability or failure to maintain the Sarcor Technology or that portion of the business associated with the Sarcor Technology, during the Term of the Agreement, by Sarcor or its authorized successors or assigns, then all of the rights granted by Sarcor to ATR hereunder shall immediately and automatically convert into worldwide, fully paid up, fully transferable, perpetual licenses.


/18/


12.0     ESCROW.

       Within thirty (30) days of the effective date of this Agreement, source code for the Sarcor Technology Licensed by ATR pursuant to this Agreement will be placed in escrow, under the conditions set forth below, with an escrow agent mutually agreed to by the parties.

       1. The cost of maintaining the escrow shall be borne by ATR.

       2. The source code shall not be released to ATR unless or until Sarcor ceases to continue its business or upon the failure of Sarcor to perform obligations it may have to maintain the Sarcor Technology in question.

       3. The use of the source code, if released to ATR, is subject to the terms and conditions governing the use of the object code as set forth in this Agreement with the additional restrictions that the source code is not authorized to be sub-licensed and that it shall not be provided to or disclosed to third parties.

       4. The release of the source code to ATR shall be solely for the purpose of assisting ATR in the use, maintenance, modification, or updating of the object code and in no way shall impair Sarcor's ownership of the Sarcor Technology or the rights of Sarcor's creditors, assigns, or successors in interest.

       5. THE SOURCE CODE SHALL BE PROVIDED ON AN "AS IS" BASIS WITH WHATEVER SUPPORT SERVICES MAY BE AVAILABLE AND WITHOUT ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR FREEDOM FROM INFRINGEMENT OF PATENTS OR COPYRIGHTS.


13.0     ASSIGNMENT.


/19/


       13.1 Either party may assign its rights, duties and/or obligations under this Agreement in connection with the transfer (by merger or by sale of assets or stock) of all or a majority of either its total assets or that portion of its business attributable to the Sarcor Technology (in the case of Sarcor) or the ATR Products (in the case of ATR) to a third party, provided that any such assignment is made expressly subject to the terms and conditions of this Agreement, and the assignee agrees in writing to be bound by the terms and conditions hereof.

       13.2 Except as otherwise provided by this Agreement, neither party may assign its rights, duties and obligations under this Agreement, without the prior written consent of the other party, and further provided that any such assignment is made expressly subject to the terms and conditions of this Agreement, and the assignee agrees in writing to be bound by the terms and conditions hereof.

14.0     GOVERNING LAW AND JURISDICTION.

       This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of laws principles. Any lawsuit relating to any matter arising under, or related to this Agreement, initiated by or on behalf of ATR against SARCOR, its employees, ex-employees, officers, agents, or affiliates shall be initiated in the appropriate state or Federal Court serving New York County in the State of New York.

       SARCOR and ATR may not institute any action in any form arising out of or in any way connected with this Agreement more than eighteen (18) months after the cause of action has arisen, or in the case of nonpayment, more than eighteen (18) months from the date of last payment or promise to pay, except that this limitation does not apply to an action for payment of taxes.

15.0     WAIVER, AMENDMENT, OR MODIFICATION.

       Any   waiver,  amendment  or  modification  of   this
Agreement shall not be effective unless made in writing and signed by both parties. No failure or delay by either party


/20/


in exercising any right, power or remedy with respect to any of its rights hereunder shall operate as a waiver thereof in the future.

16.0     NO PARTNERSHIP.

       This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between ATR and Sarcor. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and noting herein contained shall give, or is intended to give, any rights of any kind to any third persons.

       Any commitment made by ATR to its customers with respect to quantities, delivery, modifications, interfacing capability, suitability of software, or suitability in specific applications will be ATR's sole responsibility. ATR has no authority to modify the warranties contained in this Agreement or to make any other commitment on behalf of SARCOR, and ATR will indemnify and defend SARCOR from any liability, suit or proceeding for any such modified warranty or other commitment by ATR.



       ATR has the right to determine its own resale prices, and no SARCOR representative will require that any particular price be charged by ATR or grant or withhold any treatment to ATR based on ATR's pricing policies. ATR agrees that it will promptly report directly to a SARCOR officer any effort by SARCOR personnel to interfere with its pricing policies.

17.0     NOTICES.

       All notices required under this Agreement will be in writing, will reference this Agreement, and will be deemed given: (i) when delivered personally; (ii) when sent by confirmed electronic mail or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier for


/21/


one day overnight service, with written verification of receipt. All communications will be sent to the names and addresses set forth beneath the signature of each party to this Agreement.

18.0     FORCE MAJEURE.

       Neither party will be deemed in default or breach of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, or an act that is beyond the reasonable control of either party, provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses its best efforts to continue to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure.

19.0     REMEDIES AND ATTORNEYS FEES.

       19.1   1NJUNCTION.   The   parties   recognize    and
acknowledge that a breach by one party of any of its covenants, agreements or undertakings hereunder with respect to the Confidential Information or Intellectual Property Rights of the other party will cause the non-breaching party irreparable damage, which cannot be readily remedied in monetary damages in an action at law. In the event of any default or breach by one party which could result in irreparable harm to the non-breaching party, or cause some loss or dilution of the good will, reputation or business of the non-breaching party, the non-breaching party shall be entitled to an immediate injunction in addition to any other remedies available, to stop or prevent such irreparable harm, loss or dilution.

       19.2 ATTORNEYS FEES. In the event that either SARCOR or ATR brings suit against the other party for any matter arising out of or in connection with this Agreement, and the party which is sued is ultimately adjudicated to not have liability, then the party bringing suit agrees to pay the other party's reasonable attorneys' fees and litigation costs.


/22/


20.0     ENTIRE AGREEMENT.

       This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. The failure of either party to require performance of any provision of this Agreement shall not be, construed as a waiver of its rights to insist on performance of that same provision, or any other provision, at some other time. Any waiver, variation or amendment, or modification, of any term or condition of this Agreement shall be effective only if signed by an authorized representative of both parties hereto. The waiver by either party of any right created by this Agreement in one or more instances shall not be construed as a further continuing waiver of such right or any other right created by this Agreement. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect.


AGREED TO AND ENTERED INTO BY AND BETWEEN THE PARTIES AS  OF
THE EFFECTIVE DATE SET FORTH ABOVE.

SARCOR Management, S.A.

\s\  Natasha Cormack
---------------------

Print Name: Natasha Cormack
           -----------------
Print Title:  Vice President
           -----------------
Date:       03/28/01
           -----------------

ATR Technology, LLC

\s\ Robert Cox
-----------------

Print Name:   Robert Cox
           -----------------
Print Title:   President
           -----------------
Date:         03/28/01
           -----------------


/23/


NOTICES TO SARCOR SHOULD BE SENT TO:


Sarcor Management, S.A.



NOTICES TO ATR SHOULD BE SENT TO:


ATR Technology, LLC
29 East 31st. Street
New York, New York 10016


/24/


                         Schedule A

I Purpose:

The software provides an optimal means of locating and matching qualified candidates to any given job requisition.

II Benefits Obtained:

1. Human Resource departments will receive only those resumes of candidates that meet their specific requirements.

2. Job candidates can quickly locate the most recent job requisitions that demand their possessed skills.

3. Corporate websites will be highly targeted by standardizing its segmentation model (Job Categories, Job
  Titles, Industry Vertical Markets, salary and compensation data) on standard data.

4.Corporate resume and recruiting databases will keep pace with industry changes by standardizing there own data through the systems ability to learn new concepts by artificial intelligence.

III Approach to be Used:

1. Utilize any industries data to define all job categories, job titles, and vertical markets exploited by that particular industry.

2. For each job title, define the current skills that relate to or are in demand for the specific job. This information allows candidates to be defined in terms of the tangible assets they possess and jobs to be defined in terms of the skills that are required.

3. The system will provide a fast and intuitive mechanism for applicants to select the skills that their job experiences have provided. This information will be stored in an applicant's profile.

4. The system will provide a fast and intuitive mechanism for clients to designate the skills required for any given job posting. This information will be stored in a job's profile.


/25/


5. The system will provide an efficient means for applicants to quickly locate jobs that match their skills.

6.The system will provide an efficient means for clients to quickly locate qualified applicants for any or all of their job positions. This can be performed manually by having the client doing a standard text search, or automatically utilizing a Natural Language Compiler where a company may choose to have the system select the most qualified candidates as they arrive in the system.


/26/


                         Schedule B


Diagrams submitted to Securities and Exchange Commission in hardcopy format (pages 27 through 32).

                         Schedule C


   ATR SEARCH (Lease Payments to Sarcor Management, S.A.)

  Cost             1,500,000.00      Residual
                   ------------
  Deposit            350,000.00      Purchase Price    $     1,000.00
                   ------------                        --------------
  Purchase option  1,150,000.00
                   ------------
  During first three years      Total monthly Payments $ 1,976,400.00
                                                       --------------

 5/1/01    1                   -
 6/1/01    2                   -
 7/1/01    3                   -
 8/1/01    4              5,000.00
 9/1/01    5              5,000.00
10/1/01    6              5,000.00
11/1/01    7              5,000.00
12/1/01    8              5,000.00
 1/1/02    9              5,000.00
 2/1/02   10              5,000.00
 3/1/02   11              5,000.00
 4/1/02   12              5,000.00
                         ---------
                         45,000.00
                         ---------


 5/1/02   13             10,000.00
 6/1/02   14             10,000.00
 7/1/02   15             10,000.00
 8/1/02   16             10,000.00
 9/1/02   17             10,000.00
10/1/02   18             10,000.00
11/1/02   19             10,000.00
12/1/02   20             10,000.00
 1/1/03   21             10,000.00
 2/1/03   22             10,000.00
 3/1/03   23             10,000.00
 4/1/03   24             10,000.00
                         ---------
                        120,000.00
                        ----------


 5/1/03   25             15,000.00
 6/1/03   26             15,000.00
 7/1/03   27             15,000.00
 8/1/03   28             15,000.00
 9/1/03   29             15,000.00
10/1/03   30             15,000.00
11/1/03   31             15,000.00
12/1/03   32             15,000.00
 1/1/04   33             15,000.00
 2/1/04   34             15,000.00
 3/1/04   35             15,000.00
 4/1/04   36             15,000.00
                         ---------
                        180,000.00
                        ----------


/33/


 5/1/04   37             19,100.00
 6/1/04   38             19,100.00
 7/1/04   39             19,100.00
 8/1/04   40             19,100.00
 9/1/04   41             19,100.00
10/1/04   42             19,100.00
11/1/04   43             19,100.00
12/1/04   44             19,100.00
 1/1/05   45             19,100.00
 2/1/05   46             19,100.00
 3/1/05   47             19,100.00
 4/1/05   48             19,100.00
                         ---------
                        229,200.00
                        ----------



 5/1/05   49             19,100.00
 6/1/05   50             19,100.00
 7/1/05   51             19,100.00
 8/1/05   52             19,100.00
 9/1/05   53             19,100.00
10/1/05   54             19,100.00
11/1/05   55             19,100.00
12/1/05   56             19,100.00
 1/1/06   57             19,100.00
 2/1/06   58             19,100.00
 3/1/06   59             19,100.00
 4/1/06   60             19,100.00
                         ---------
                        229,200.00
                        ----------



 5/1/06   61             19,175.00
 6/1/06   62             19,175.00
 7/1/06   63             19,175.00
 8/1/06   64             19,175.00
 9/1/06   65             19,175.00
10/1/06   66             19,175.00
11/1/06   67             19,175.00
12/1/06   68             19,175.00
 1/1/07   69             19,175.00
 2/1/07   70             19,175.00
 3/1/07   71             19,175.00
 4/1/07   72             19,175.00
                         ---------
                        230,100.00
                        ----------


/34


 5/1/07   73             19,175.00
 6/1/07   74             19,175.00
 7/1/07   75             19,175.00
 8/1/07   76             19,175.00
 9/1/07   77             19,175.00
10/1/07   78             19,175.00
11/1/07   79             19,175.00
12/1/07   80             19,175.00
 1/1/08   81             19,175.00
 2/1/08   82             19,175.00
 3/1/08   83             19,175.00
 4/1/08   84             19,175.00
                         ---------
                        230,100.00
                        ----------



 5/1/08   85             19,400.00
 6/1/08   86             19,400.00
 7/1/08   87             19,400.00
 8/1/08   88             19,400.00
 9/1/08   89             19,400.00
10/1/08   90             19,400.00
11/1/08   91             19,400.00
12/1/08   92             19,400.00
 1/1/09   93             19,400.00
 2/1/09   94             19,400.00
 3/1/09   95             19,400.00
 4/1/09   96             19,400.00
                         ---------
                        232,800.00
                        ----------



 5/1/09    97            20,000.00
 6/1/09    98            20,000.00
 7/1/09    99            20,000.00
 8/1/09   100            20,000.00
 9/1/09   101            20,000.00
10/1/09   102            20,000.00
11/1/09   103            20,000.00
12/1/09   104            20,000.00
 1/1/10   105            20,000.00
 2/1/10   106            20,000.00
 3/1/10   107            20,000.00
 4/1/10   108            20,000.00
                         ---------
                        240,000.00
                        ----------


/35/


 5/1/10   109            20,000.00
 6/1/10   110            20,000.00
 7/1/10   111            20,000.00
 8/1/10   112            20,000.00
 9/1/10   113            20,000.00
10/1/10   114            20,000.00
11/1/10   115            20,000.00
12/1/10   116            20,000.00
 1/1/11   117            20,000.00
 2/1/11   118            20,000.00
 3/1/11   119            20,000.00
 4/1/11   120            20,000.00
                         ---------
                        240,000.00
                        ----------


Total Payments        1,976,400.00
                      ------------


/36/